As filed with the Securities and Exchange Commission on April 8, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOLLYSYS AUTOMATION TECHNOLOGIES LTD.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 2 Disheng Middle Road
Beijing Economic-Technological Development Area
Beijing, 100176
People’s Republic of China
Tel: (86) 10 5898 1386
(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.
10 East 40th Street, 10th Floor
New York, New York 10016
(800) 221-0102
(Name, address and telephone number of agent for service)

Copies to:
Arden Xia No. 2 Disheng Middle Road Beijing Economic-Technological Development Area Beijing, 100176 People’s Republic of China Tel: (86) 10 5898 1386	Jia Yan, Esq. 43/F, Jing An Kerry Center Tower II 1539 Nanjing West Road Shanghai 200040 People’s Republic of China Tel: (86) 21 6103 2900
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.   ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .   ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee
Ordinary shares, par value $0.001 per share	(1)	(1)	(1)	(1)

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee, which will be paid on a pay-as-you-go basis in accordance with Rule 457(r).

PROSPECTUS
HOLLYSYS AUTOMATION TECHNOLOGIES LTD.
Ordinary Shares
We may from time to time in one or more offerings offer and sell our ordinary shares.
In addition, from time to time, the selling shareholders to be named in a prospectus supplement may offer and sell our ordinary shares held by them. We will not receive any proceeds from the sale of our ordinary Shares by selling shareholders.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of our securities.
The securities described in this prospectus and any prospectus supplement may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement.
Our ordinary shares are traded on the NASDAQ Global Select Market under the symbol “HOLI”. On April 5, 2019, the last reported sale price on the NASDAQ Global Select Market for our ordinary shares was $22.90 per share.
Investing in our securities involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement before investing in any securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 8, 2019

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration statement, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings. In addition, under this shelf registration statement, the selling shareholders to be named in a prospectus supplement may, from time to time, offer or sell our ordinary shares in one or more offerings.
This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial price to the public; the price paid for the securities; net proceeds; the identity of and the amount of securities to be sold by any selling shareholder; and the other specific terms related to the offering of the securities.
You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. Neither we nor the selling shareholders have authorized any other person to provide you with different information. You should read this entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. We do not imply or represent by delivering this prospectus that Hollysys Automation Technologies Ltd., or our business, is unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as any time after such date. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.
In this prospectus, unless otherwise indicated or unless the context otherwise requires, all references to:
•
“Amended and Restated M&A” refers to the current amended and restated memorandum and articles of association approved by the board of directors of the Company on May 26, 2016 and registered by the BVI Register of Corporate Affairs on May 27, 2016;

•
“BVI” refers to the British Virgin Islands;

•
“China” or “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended; and

•
“Hollysys,” “we,” “us,” “our,” “our company,” or the “Company,” refers to the combined business of Hollysys Automation Technologies Ltd., a BVI company, and its consolidated subsidiaries.

ABOUT HOLLYSYS AUTOMATION TECHNOLOGIES LTD.
We are a leading automation control system solutions provider in China, with overseas operations in eight other countries and regions throughout Asia. Leveraging our proprietary technology and deep industry know-how, we empower our customers with enhanced operational safety, reliability, efficiency, and intelligence which are critical to their businesses. We derive our revenues mainly from providing integrated solutions for industrial automation and rail transportation. In industrial automation, we deliver the full spectrum of automation hardware, software, and services spanning field devices, control systems, enterprise manufacturing management and cloud-based applications. In rail transportation, we provide advanced signaling control and SCADA systems for high-speed rail and urban rail (including subways).
Founded in 1993, with technical expertise and innovation, we have grown from a research team specializing in automation control in the power industry into a group providing integrated automation control system solutions for customers in diverse industry verticals. As of March 2019, we had cumulatively carried out more than 25,000 projects for approximately 15,000 customers in various sectors including power, petrochemical, high-speed rail, and urban rail, in which we have established leading market positions. According to Frost & Sullivan, we are the largest Chinese company in the domestic automation market by various metrics including contract amount of DCS solutions in the power sector in 2018, ATP sets sold from 2015 to 2018, and contract amount of urban rail SCADA systems in 2018. With our strong customer base and highly-reputable brand, we believe we are well positioned to capture opportunities from untapped growth potential in China and around the world.
Our corporate headquarters are located at No. 2 Disheng Middle Road, Beijing Economic-Technological Development Area, Beijing, 100176, China. Our telephone number is (+86) 10 5898 1386. Our registered office in the British Virgin Islands is located at the offices of Maples Corporate Services (BVI) at P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands. Our agent for service of process in the United States in connection with this offering is Cogency Global Inc. located at 10 East 40th Street, 10th Floor, New York, N.Y. 10016. We maintain a website at http://www.Hollysys.com that contains information about our company, but that information is not a part of this this prospectus supplement or incorporated by reference herein.

RISK FACTORS
Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our report on Form 6-K furnished to the SEC at 16:24:11 on April 8, 2019, which are incorporated by reference in this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Cautionary Note Regarding Forward-Looking Statements
This prospectus and the documents incorporated herein by reference contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements regarding the performance of our business, our financial results, our liquidity, the future payment of dividends and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These forward-looking statements included in this prospectus relate to, among others: our growth strategies, our future business development, results of operations and financial condition, trends in the industry in which we operate both globally and in the PRC, competition in our industries, fluctuations in general economic and business conditions in China and globally, expected changes in our revenues and certain cost and expense items and our operating margins, the relevant government policies and regulatory environment in which we operate and assumptions underlying or related to any of the foregoing; and other risks and uncertainties which are generally set forth under the heading “Risk Factors” in our report on Form 6-K filed with the SEC on April 8, 2019 and in our future filings made with the SEC that are incorporated by reference into this prospectus.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein or in an applicable prospectus supplement, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of ordinary shares offered by any of the selling shareholders.

DESCRIPTION OF THE SHARE CAPITAL
The following information describes our ordinary shares and preferred shares, as well as certain provisions of our Amended and Restated M&A. This description is only a summary and may not contain all the information that is important to you. You should also refer to our Amended and Restated M&A, which has been filed with the SEC as Exhibit 3.1 to our Form 6-K furnished to the SEC on May 31, 2016, or documents we have incorporated by reference.
General
Our purpose is to carry on or undertake any business or activity and do any act or enter into any transaction not prohibited by the BVI law.
The Company is authorized to issue 190,000,000 shares, all with a par value $0.001 per share, of which:
•
100,000,000 shares are designated as ordinary shares; and

•
90,000,000 shares are designated as preferred shares.

As of April 5, 2019, there were 60,342,099 fully-paid ordinary shares issued and outstanding and no preferred shares issued.
History of Share Capital
The following table sets forth the history of our share capital from June 30, 2015 to the date of this prospectus:
Balance/ Nature of Issuance	Number of Shares Issued	Consideration	Cumulative Total Shares
Balance as of June 30, 2015	—	—	58,358,521
Issuance of ordinary shares upon exercise of options	612,000	Exercise price per share of $8.89	58,970,521
Issuance of incentive shares and premium shares for Bond Group	627,578	(1)	59,598,099
Balance as of June 30, 2016	—	—	59,598,099
Issuance of ordinary shares upon exercise of options	744,000	Exercise price per share ranging from $8.69 to $8.89	60,342,099
Balance as of June 30, 2017	—	—	60,342,099
Balance as of June 30, 2018	—	—	60,342,099
Balance as of the April 5, 2019	—	—	60,342,099

(1)
On April 1, 2013, the Company acquired 100% equity interest of the Bond Group, a Singapore headquartered mechanical and electrical solutions service contractor of residential, commercial or industrial building construction and renovation projects in Malaysia and Singapore. The nominal purchase price was $73 million, consisting of cash and ordinary shares, with a total fair value of approximately $73.8 million as of the acquisition date, which, among other things, included incentive shares issuable to the selling shareholders. The 627,528 ordinary shares issued to the selling shareholders of the Bond Group were paid as a result of the achievement of certain performance targets by the Bond Group. See Note 3 to the financial statements included in our annual report on Form 20-F for the year ended June 30, 2015.

Performance Options
On May 14, 2015, certain of our employees were granted an aggregate of 1,740,000 performance share options to purchase ordinary shares according to the terms of the our 2015 Equity Incentive Plan. As of the date of the prospectus, the exercise price of these options is $21.87 per share, which will be adjusted in the event we pay additional dividends. These options are subject to the performance vesting requirements set forth in Note 15 (Stockholders’ Equity) to our consolidated financial statements that appear in our Form 20-F for the fiscal year ended June 20, 2018, which was filed with the SEC on September 21, 2018 and is incorporated into this prospectus by reference.
Register
Our company was incorporated in the BVI on February 6, 2006 under the BVI Business Companies Act (as amended), which we refer to as the Act. We filed a Certificate of Change of Name to change its name from HLS Systems International, Inc. to Hollysys Automation Technologies Ltd. on July 17, 2009. On May 26, 2016, the board of directors of the Company, or our Board, approved our Amended and Restated M&A, to exclude the statutory acquisitions of share procedure under Sections 60 and 61 of the Act. Our Amended and Restated M&A became effective upon the registration by the BVI Registrar of Corporate Affairs on May 27, 2016. Our Board believed that this change was desirable and to the benefit of all of our shareholders because it provided Hollysys with increased flexibility of action to purchase its own shares from time to time based on market conditions, stock prices, and other factors without the delay and expense involved in offering to purchase share from all shareholders or obtaining written consent of such purchase from the shareholders as otherwise required under Sections 60 and 61 of the Act.
Objects and Purposes
Section 5 of our Amended and Restated M&A, grants the Company full power and capacity to carry on or undertake any business or activity and do any act or enter into any transaction not prohibited by the Act or any other BVI legislation.
Directors
A director must, immediately after becoming aware of the fact that he or she is interested in a transaction entered into or to be entered into by us, disclose such interest to our Board, unless (i) the transaction or proposed transaction is between the director and Hollysys and (ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of our business and on usual terms and conditions. The director who is interested in a transaction entered into or to be entered into by Hollysys may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of Hollysys, or do any other thing in his capacity as a director, that relates to the transaction.
The directors may fix their compensation for services rendered to us.
By a resolution of directors, the directors may exercise all our powers to borrow money, mortgage or charge our undertakings and property, issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation occurred by us or of any third party.
Each director holds office until his successor takes office or until his earlier death, resignation or removal by the members or a resolution passed by the majority of the remaining directors.
A director shall not require a share qualification.
Directors may only be removed for cause by the shareholders.
Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our Amended and Restated M&A, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Rights and Obligations of Shareholders
Dividends
Subject to the Act, our directors may, by resolution of directors, declare dividends and distributions by Hollysys to members and authorize payment on the dividends or distributions so long as that immediately after the distribution, the value of our assets exceeds our liabilities and we are able to pay our debts as they fall due. Any distribution payable in respect of a share which has remained unclaimed for three years from the date when it became due for payment shall, if our Board so resolves, be forfeited and cease to remain owing by us. Our directors may, before authorizing any distribution, set aside out of our profits such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.
The holder of each ordinary share has the right to an equal share in any distribution paid by Hollysys.
Voting Rights
Each ordinary share confers on the shareholder the right to one vote at a meeting of the members or on any resolution of members on all matters before the shareholders of the Company.
Rights in the event of winding up
The holder of each ordinary share is entitled to an equal share in the distribution of the surplus assets of Hollysys on a winding up.
Redemption
We may purchase, redeem or otherwise acquire and hold our own shares, for such consideration as the directors consider fit without the consent of members whose shares are to be purchased, redeemed or otherwise acquired.
Liability for Further Capital Calls
Shareholders are not obligated to make any further contributions to our share capital other than as agreed by the subscriber of the relevant shares on subscription. This provision means that holders of ordinary shares will not be obligated to make further contributions to our share capital.
Changes in the rights of shareholders
The rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of not less than three-fourths of the issued shares of that class and the holders of not less than three-fourths of the issued shares of any other class of shares which may be affected by such variation. This is not a statutory requirement under the Act and has been imposed pursuant to the terms of the Amended and Restated M&A.
Meetings
The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable. A meeting of members must be held if requested by members holding at least 30% of the voting rights in respect of the matter for which the meeting is being held. No less than seven days’ notice of meetings is required to be given to members.
A meeting of members is properly constituted if at the commencement of the meeting the holder or holders present in person or by proxy entitled to exercise at least 50% of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.
A member shall be deemed to be present at the meeting if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

A resolution of members may be approved at a duly constituted meeting of members by the affirmative vote of a simple majority of the votes of those members entitled to vote and voting on the resolution.
A meeting of members held in contravention of the requirement to give notice is valid if members holding not less than 90% of: (a) the total voting rights on all matters to be considered at the meeting; or (b) the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes, have waived notice of the meeting. Attendance at the meeting is deemed to constitute waiver.
The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.
A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member. A written instrument giving the proxy such authority must be produced at the place appointed for the meeting before the time for holding the meeting at which such person proposes to vote.
Limitations on Ownership and Voting Rights of Securities
There are no limitations on the right of any person, including non-residents or foreign persons, to own, or exercise voting rights with respect to, our securities imposed by BVI law or by our Amended and Restated M&A, other than with respect to the our 2010 Rights Plan. See “— Takeover provisions” below.
Change in Control of Company
While directors of Hollysys may be appointed by the members or directors for such terms as may be determined at the time of such appointment, and may be removed by resolution of directors with or without cause, directors may not be removed by the members except for cause.
Our unissued and unreserved shares, including unissued and unreserved preferred shares, are at the disposal of the directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value of the shares being disposed of, and upon such terms and conditions as the directors may determine. While the issuance of preferred shares provides us with flexibility in connection with possible acquisitions or other corporate purposes, it could, among other things, have the effect of delaying, deferring or preventing a change of control transaction and could adversely affect the market price of our ordinary shares. We have no current plan to issue any preferred shares.
Takeover provisions
On August 27, 2010, our Board adopted the 2010 Rights Plan. In connection with the 2010 Rights Plan, our Board declared a dividend distribution of one “Right” for each outstanding ordinary share to shareholders of record at the close of business on August 27, 2010, effective as of September 27, 2010. Each Right entitles the shareholder to buy one share of our Class A preferred shares at a price of  $160. Unless terminated earlier by our Board, the 2010 Rights Plan will expire on September 27, 2020.
Initially, the Rights will only be transferable in connection with the transfer or ordinary shares, and no separate Rights certificates or stock statements will be distributed or provided. The Rights will separate from the ordinary shares and become exercisable if a person or group announces an acquisition of 20% or more of our outstanding ordinary shares, or announces commencement of a tender offer for 20% or more of the ordinary shares. In that event, the Rights permit shareholders, other than the acquiring person, to purchase our ordinary shares having a market value of twice the exercise price of the Rights, in lieu of the Class A preferred shares. In addition, in the event of certain business combinations, the Rights permit the purchase of the ordinary shares of an acquiring person at a 50% discount. Rights held by the acquiring person become null and void in each case.
The 2010 Rights Plan is designed to ensure that all of our shareholders receive fair and equal treatment in the event of any proposed takeover of us and to guard against partial tender offers, open market accumulations and other abusive or coercive tactics to gain control of us without paying all shareholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 20% or more of our shares on terms not approved by the our Board, but the Rights should not interfere with any merger or other business combination approved by the Board at any time prior to the first date that a person or group has become an acquiring person.
Ownership Threshold
There are no provisions governing the ownership threshold above which shareholder ownership must be disclosed under the laws of the BVI or our Amended and Restated M&A.
Changes in Authorized Shares
Subject to the provisions of the Act, we may, by a resolution of directors or members, amend our Amended and Restated M&A to increase or decrease the number of our shares authorized to be issued. The directors of the Company may, by resolution, authorize a distribution (including a capital distribution) by the Company at a time, of an amount, and to any members they think fit if they are satisfied, on reasonable grounds, that the Company will, immediately after the distribution, satisfy the solvency test. The solvency test is satisfied if the value of the Company’s assets exceeds its liabilities, and the Company is able to pay its debts as they fall due.
Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.
Differences in Corporate Law
The company law of the BVI differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the companies law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Protection for minority shareholders
Under the laws of most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain “fiduciary” responsibilities to the minority shareholders. Corporate actions taken by majority and controlling shareholders that are unreasonable and materially detrimental to the interests of minority shareholders may be declared null and void. Minority shareholders may have less protection for their rights under BVI law than they would have under U.S. law.
Powers of directors
Unlike most U.S. jurisdictions, the directors of a BVI company, subject in certain cases to a court’s approvals but without shareholders’ approval, may implement the sale, transfer, exchange or disposition of any asset, property, part of the business, or securities of the company, with the exception that shareholder approval is required for the disposition of over 50% in the value of the total assets of the company.
Conflict of interests
Similar to the laws of most U.S. jurisdictions, when a director becomes aware of the fact that he or she has an interest in a transaction which we are to enter into, he or she must disclose it to our Board. However, with sufficient disclosure of interest in relation to that transaction, the director who is interested in a transaction entered into or to be entered into us may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of us, or do any other thing in his capacity as a director, that relates to the transaction.
Written consent and cumulative voting
Similar to the laws of most U.S. jurisdictions, under the BVI law, shareholders are permitted to approve matters by way of written resolution in place of a formal meeting. BVI law does not make a specific reference to cumulative voting, and there is no provision authorizing cumulative voting under our Amended and Restated M&A. Many U.S. jurisdictions permit cumulative voting.
Shareholder’s access to corporate records
A shareholder is entitled, on giving written notice to us, to inspect our (i) Amended and Restated M&A; (ii) register of members; (iii) register of directors; and (iv) minutes of meetings and resolutions of members and of those classes of members of which the shareholder is a member.
Our directors may, if they are satisfied that it would be contrary to our interests to allow a member to inspect any document listed above (or any part thereof), refuse the member to inspect the document or limit the inspection of the document. Our Board may also authorize a member to review our company account if requested.
Indemnification
Under BVI law and our Amended and Restated M&A, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings, any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director; or (b) is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.
To be entitled to indemnification, these persons must have acted honestly and in good faith and in what he believes to be the best interest of our company, and they must have had no reasonable cause to believe their conduct was unlawful. Furthermore, such a person must be indemnified by us if he has been successful in the defense of any proceedings.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Mergers and similar arrangements
Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Section 170 of the Act. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.
Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.
The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, or other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.
After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

Dissenter Rights
A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) and a consolidation. A shareholder properly exercising his dissent rights is entitled to payment in cash of the fair value of his shares.
A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection, and to each shareholder who did not receive notice of the meeting. Such shareholders then have 20 days to give their written election in the form specified by the Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.
Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.
Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to be their fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day before the shareholders approved the transaction without taking into account any change in value as a result of the transaction.
Under BVI law, shareholders are not entitled to dissenters’ rights in relation to liquidation.
Shareholders’ suits
Similar to the laws of most U.S. jurisdictions, BVI law permits derivative actions against its directors. However, the circumstances under which such actions may be brought, and the procedures and defenses available may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company incorporated and/or existing in the United States.
The High Court of the BVI may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company, or intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the High Court of the BVI must take into account (i) whether the shareholder is acting in good faith; (ii) whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters; (iii) whether the proceedings are likely to succeed; (iv) the costs of the proceedings in relation to the relief likely to be obtained; and (v) whether an alternative remedy to the derivative claim is available.
Leave to bring or intervene in proceedings may be granted only if the court is satisfied that (i) the company does not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be; or (ii) it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

SELLING SHAREHOLDERS
Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus or the applicable prospectus supplement.

ADDITIONAL INFORMATION
On August 12, 2016, Mr. Changli Wang, the then sole shareholder of Ace Lead Profits Limited, and the former CEO and Chairman of the Company, sold and transferred one share of Ace Lead Profits Limited, representing all of the issued and outstanding share of Ace Lead Profits Limited, to Mr. Baiqing Shao, the then CEO of the Company for $1. Ace Lead Profits Limited directly owned 4,144,223 ordinary shares of the Company.
On the same date, Mr. Changli Wang, the then sole shareholder of Golden Result Enterprises Limited, sold and transferred one share of Golden Result Enterprises Limited, representing all of the issued and outstanding share of Golden Result Enterprises Limited, to Mr. Jianfeng He, the then Chairman of the Company, for $1. Golden Result Enterprises Limited directly owned 681,471 ordinary shares of the Company.

TAXATION
The following is a general summary of certain material BVI, China and U.S. federal income tax considerations. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective shareholder. The discussion is based on laws and relevant interpretations thereof in effect as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect.
BVI Taxation
The BVI does not impose a withholding tax on dividends paid to holders of our ordinary shares, nor does the BVI levy any capital gains or income taxes on us. Further, a holder of our ordinary shares who is not a resident of the BVI is exempt from the BVI income tax on dividends paid with respect to the ordinary shares. Holders of ordinary shares are not subject to the BVI income tax on gains realized on the sale or disposition of the ordinary shares.
Our ordinary shares are not subject to transfer taxes, stamp duties or similar charges in the BVI. However, as a company incorporated under the 2004 Act, we are required to pay the BVI government an annual license fee based on the number of shares we are authorized to issue.
There is no income tax treaty or convention currently in effect between the United States and the BVI.
Taxation in China
We are a holding company incorporated in the BVI, which indirectly holds our equity interests in our PRC operating subsidiaries. The PRC Enterprise Income Tax Law, or the EIT Law and its implementation rules, both of which became effective as of January 1, 2008, provide that a PRC enterprise is subject to a standard income tax rate of 25% and China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its overseas parent, will normally be subject to PRC withholding tax at a rate of 10%, unless there are applicable treaties between the overseas parent’s jurisdiction of incorporation and China to reduce such rate.
Under the Arrangement between the Mainland and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, or the Double Taxation Arrangement, effective as of January 1, 2007, such dividend withholding tax rate is reduced to 5% if a Hong Kong resident enterprise owns over 25% of the PRC company distributing the dividends. Under the aforesaid arrangement, any dividends that our PRC operating subsidiaries pay to their Hong Kong holding companies may be subject to a withholding tax at the rate of 5% if they are not considered to be a PRC “resident enterprise” as described below. However, if the Hong Kong holdings companies are not considered to be the “beneficial owner” of such dividends under the Notice Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties promulgated by the State Administration of Taxation on October 27, 2009 (and not a PRC “resident enterprise”), such dividends would be subject to the withholding tax rate of 10%. The withholding tax rate of 5% or 10% applicable will have a significant impact on the amount of dividends to be received by us and ultimately by shareholders.
According to the Notice Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties, the term “beneficial owner” refers to a person who has the right to own and dispose of the income and the rights or properties generated from the said income. The “beneficial owner” may be an individual, a company or any other organization which is usually engaged in substantial business operations. A conduit company is not a “beneficial owner.” The term “conduit company” refers to a company which is usually established for purposes of dodging or reducing taxes, and transferring or accumulating profits. Such a company is only registered in the country of domicile to satisfy the organizational form as required by law, but it does not engage in such substantial business operations as manufacturing, distribution and management.
In addition to the changes to the current tax structure, under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.”

It remains unclear whether the PRC tax authorities would require or permit our overseas registered entities to be treated as PRC resident enterprises. We do not currently consider our company to be a PRC resident enterprise and we do not withhold the 10% EIT when we distributed dividends to our non-resident enterprise shareholders in the past. However, if the PRC tax authorities determine that we are considered to be a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow: (1) we may be subject to the PRC enterprise income tax at the rate of 25% on our worldwide taxable income; (2) dividend income that we received from our PRC subsidiaries may be exempt from the PRC withholding tax; and (3) dividends paid to our overseas shareholders who are non-PRC resident enterprises as well as gains realized by these shareholders from the transfer of our shares may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of up to 10%, subject to any reduction or exemption set forth in relevant tax treaties, and similarly, dividends paid to our overseas shareholders who are non-PRC resident individuals, as well as gains realized by these shareholders from the transfer of our shares, may be regarded as PRC-sourced income and as a result be subject to PRC withholding tax at a rate of 20%, subject to any reduction or exemption set forth in relevant tax treaties.
Under the EIT Law and its implementing rules, a non-resident enterprise is generally subject to PRC enterprise income tax with respect to PRC-sourced income, but there remain substantial uncertainties as to their interpretation and application by the relevant PRC tax authorities. We intend to comply with any interpretation or notice in relation to the taxation of capital gains issued by the PRC tax authorities in the future.
United States Federal Income Taxation
The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares by U.S. holders (as defined below). It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s situation. The discussion applies only to U.S. holders that hold their ordinary shares as capital assets (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This discussion is based on the Code, income tax regulations promulgated there under, judicial positions, published positions of the Internal Revenue Service, or the IRS, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is general in nature and is not exhaustive of all possible tax considerations, nor does the discussion address any state, local or foreign tax considerations or any U.S. tax considerations (e.g., estate or gift tax) other than U.S. federal income tax considerations, that may be applicable to particular holders.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of particular circumstances, nor does it address the U.S. federal income tax consequences to persons who are subject to special rules under U.S. federal income tax law, including:
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banks, insurance companies or other financial institutions;

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persons subject to the alternative minimum tax;

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tax-exempt organizations;

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corporations that accumulate earnings to avoid United States federal income tax;

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certain former citizens or long-term residents of the United States;

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dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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persons that own, or are deemed to own, more than five percent of our capital stock;

•
holders who acquired our stock as compensation or pursuant to the exercise of a stock option; or

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persons who hold our common stock as a position in a hedging transaction, “straddle,” or other risk reduction transaction.

For purposes of this discussion, a U.S. holder is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States (or treated as such under applicable U.S. tax laws), any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if  (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable law and regulations to be treated as a U.S. person for U.S. federal income tax purposes. A non-U.S. holder is a holder that is neither a U.S. holder nor a partnership or other entity classified as a partnership for U.S. federal income tax purposes.
In the case of a partnership or entity classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships or entities classified as partnerships for U.S. federal income tax purposes should consult their tax advisors regarding the U.S. federal income tax consequences to them of the merger or of the ownership and disposition of our ordinary shares.
Distributions
On August 11, 2016, our Board approved a regular cash dividend policy pursuant to which future cash dividends are expected to be paid to holders of the Company’s ordinary shares on an annual basis out of funds legally available for such purpose. Subject to the discussion of the passive foreign investment company rules below, the gross amount of such distributions will be included in the gross income of the U.S. holder as dividend income on the date of receipt to the extent that the distribution is paid out of current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will not be eligible for the dividends-received deduction allowed to corporations. Dividends received by non-corporate U.S. holders, including individuals, may be subject to reduced rates of taxation under current law, provided certain requirements are met.
In the event that the Company is deemed to be a PRC resident enterprise for PRC tax purposes, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our ordinary shares. See “Taxation — Taxation in China.” In that case, a U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on dividends paid by us. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code and the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the U.S.-PRC Tax Treaty, is not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.
To the extent that dividends paid on our ordinary shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on our ordinary shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as gain from the disposition of those ordinary shares.
Sale or Other Disposition
Subject to the discussion of the passive foreign investment company rules below, U.S. holders of our ordinary shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of ordinary shares equal to the difference between the amounts realized for the ordinary shares and the U.S. holder’s tax basis in the ordinary shares. This gain or loss generally will be capital gain or loss. Under current law, non-corporate U.S. holders, including individuals, are eligible for reduced tax rates if the ordinary shares have been held for more than one year. The deductibility of capital losses is subject to limitations.
In the event that the Company is deemed to be a PRC resident enterprise for PRC tax purposes, a U.S. holder may be subject to PRC tax on any gain from the sale or other disposition of the ordinary shares. See “Taxation — Taxation in China.” In that case, a U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on gain from the sale or other disposition of ordinary shares. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code and the U.S.-PRC Tax Treaty is not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.
Unearned Income Medicare Contribution
Certain U.S. holders who are individuals, trusts or estates are required to pay an additional 3.8% tax on net investment income, which includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. U.S. holders should consult their own advisors regarding the effect, if any, of this tax provision on their ownership and disposition of our ordinary shares.
Passive Foreign Investment Company Rules
In general, a foreign corporation will be a passive foreign investment company, or PFIC, for any taxable year in which (1) 75% or more of its gross income consists of passive income (such as dividends, interest, rents royalties and certain gains) or (2) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income.
Based on our current income and assets and the value of our outstanding ordinary shares, we do not believe that we were a PFIC for our taxable year ended June 30, 2018 and do not expect to become a PFIC in the foreseeable future. While we do not anticipate becoming a PFIC, changes in the nature of our income or assets, or fluctuations in the market price of our ordinary shares, may cause us to become a PFIC for future taxable years.
If we were a PFIC for any taxable year during which a U.S. Holder owned our ordinary shares, the U.S. Holder may be subject to adverse tax consequences. Generally, gain recognized upon a disposition (including, under certain circumstances, a pledge) of ordinary shares by the U.S. Holder would be allocated ratably over the U.S. Holder’s holding period for such share. The amounts allocated to the taxable year of disposition and to taxable years prior to the first taxable year in which we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as appropriate, and an interest charge would be imposed on the tax attributable to the allocated amounts. Further, to the extent that any distribution received by a U.S. Holder on ordinary shares exceeded 125% of the average of the annual distributions received on such shares during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner. Certain elections may be available that would result in alternative treatments (such as a mark-to-market treatment) of the shares. U.S. Holders should consult their tax advisers to determine whether such elections are available and, if so, what the consequences of the alternative treatments would be in those holders’ particular circumstances. U.S. Holders should also consult their tax advisers regarding the determination of whether we are a PFIC and the potential application of the PFIC rules.
Information Reporting and Backup Withholding
Payments of dividends or of proceeds on the disposition of stock made to a holder of our ordinary shares may be subject to information reporting and backup withholding at a current rate of 24% unless such holder provides a correct taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) or establishes an exemption from backup withholding.
Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

PLAN OF DISTRIBUTION
We or any of the selling shareholders may sell the offered securities from time to time:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers; or

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through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered pursuant to this prospectus will be passed upon by Maples and Calder, 5th Floor, Ritter House, PO Box 17, Road Town, Tortola, VG1110, British Virgin Islands. Additional legal matters may be passed upon for us, the selling shareholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
ENFORCEMENT OF CIVIL LIABILITIES
Hollysys is a BVI company and our principal executive offices are located in China. All of our directors and officers reside outside the United States. In addition, almost all of our assets and the assets of our directors and officers are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in the United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, it is uncertain whether the courts of the BVI would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.
Experts
The consolidated financial statements of Hollysys Automation Technologies Ltd. appearing in Hollysys Automation Technologies Ltd.’s Annual Report (Form 20-F) for the year ended June 30, 2018, and the effectiveness of Hollysys Automation Technologies Ltd.’s internal control over financial reporting as of June 30, 2018, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered in this offering. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the securities offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers like Hollysys that file electronically with the SEC. All information we file with the SEC can be obtained over the internet at the SEC’s website at http://www.sec.gov.
Additionally, we make these filings available, free of charge, on our website at http://www.Hollysys.com as soon as reasonably practicable after we electronically file (or furnish) such materials with the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by specifically incorporating by reference future filings we make with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that is filed later. All of the documents incorporated by reference are available at http://www.sec.gov under Hollysys Automation Technologies Ltd., CIK number 0001357450.
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our Annual Report on Form 20-F for the fiscal year ended June 30, 2018 filed with the SEC on September 21, 2018 (File No. 001-33602);

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The following exhibits to our report on Form 6-K as furnished to the SEC on February 28, 2019:

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Exhibit 99.1 — containing certain selected consolidated financial data of Hollysys as of December 31, 2018 and June 30, 2018 and for the six months ended December 31, 2018 and 2017;

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Exhibit 99.2 — containing unaudited interim consolidated financial statements of Hollysys as of December 31, 2018 and for the six months ended December 31, 2018 and 2017; and

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Exhibit 99.3 — containing the Operating and Financial Review and Prospects of Hollysys as of December 31, 2018 and for the six months ended December 31, 2018 and 2017;

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our report on Form 6-K as furnished to the SEC at 16:24:11 on April 8, 2019;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by the relevant prospectus supplement;

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus; and

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the description of  (i) our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on July 30, 2008 (which incorporates such description of our ordinary shares from the Registration Statement on Form S-4 (File No. 333-132826), originally filed on March 30, 2006 and as subsequently amended, which description is also hereby incorporated by reference) and (ii) our 2010 Rights Plan contained in the Registration Statement on Form 8-A filed with the SEC on September 21, 2010, and, in each case, any further amendment or report filed after the date of this prospectus for the purpose of updating such descriptions.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to:
Hollysys Automation Technologies Ltd.
No. 2 Disheng Middle Road
Beijing Economic-Technological Development Area
Beijing, China 100176, Attn: Investor Relations
Email: investors@hollysys.com
Telephone: (86) 10 5898 1386

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
Under BVI law and our Amended and Restated M&A, we may indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.
To be entitled to indemnification, these persons must have acted honestly and in good faith and in what he believes to be the best interest of the Company, and they must have had no reasonable cause to believe their conduct was unlawful. Furthermore, such a person must be indemnified by the Company if he has been successful in the defense of any proceedings.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9. Exhibits
See Index to Exhibits beginning on page II-4 of this registration statement.
Item 10. Undertakings
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement.

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 of the Form 6-K (File No. 001-33602) filed with the Securities and Exchange Commission on May 31, 2016)
3.2	Certificate of Change of Name (incorporated by reference to Exhibit 1.3 of the Form 20-F (File No. 001-33602) filed with the Securities and Exchange Commission on September 30, 2009)
4.1	Rights Agreement, dated as of August 27, 2010, between Hollysys Automation Technologies Ltd. and Continental Stock Transfer & Trust Company, which includes the Form of Right Certificate as Exhibit A and the Summary of Rights to purchase preferred shares as Exhibit B (incorporated by reference to Exhibit 2.1 of the Form 6-K (File No. 001-33602) filed with the Securities and Exchange Commission on September 21, 2010)
4.3**	Specimen Ordinary Share Certificate
5.1**	Opinion of Maples and Calder
23.1**	Consent of Ernst & Young Hua Ming LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Maples and Calder (included in Exhibit 5.1)
24.1**	Power of Attorney (included as part of the signature page in Part II of this registration statement)

*
To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished under the Exchange Act and incorporated herein by reference.

**
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beijing, People’s Republic of China, on April 8, 2019.
HOLLYSYS AUTOMATION TECHNOLOGIES LTD.
By /s/ Baiqing Shao
Name: Baiqing Shao Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement on Form F-3 appears below hereby constitutes and appoints Mr. Baiqing Shao and Mr. Steven Wang, and each or any of them, as his/her true and lawful attorney-in-fact and agent(s), with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form F-3, and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his/her substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Baiqing Shao Name: Baiqing Shao	Chairman and Chief Executive Officer (Principal Executive Officer)	April 8, 2019
/s/ Steven Wang Name: Steven Wang	Chief Financial Officer (Principal Financial and Accounting Officer)	April 8, 2019
/s/ Colin Sung Name: Colin Sung	Director	April 8, 2019
/s/ Jerry Zhang Name: Jerry Zhang	Director	April 8, 2019
/s/ Jianyun Chai Name: Jianyun Chai	Director	April 8, 2019
/s/ Li Qiao Name: Li Qiao	Director	April 8, 2019

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Hollysys Automation Technologies Ltd., has signed this registration statement in the City of New York, State of New York, on April 8, 2019.
AUTHORIZED U.S. REPRESENTATIVE
Cogency Global Inc.
By /s/ Chiang Sheung Lin
Name: Chiang Sheung Lin Title: Assistant Secretary